Exhibit 99.1
OpenText Reports Third Quarter Fiscal Year 2023 Financial Results
Record Revenues, Nine Consecutive Quarters of Cloud Organic Growth

Fiscal 2023 Third Quarter Highlights

Total Revenues (in millions)		Annual Recurring Revenues (in millions)		Cloud Revenues (in millions)
Reported	Constant Currency	Reported	Constant Currency	Reported	Constant Currency
$1,245	$1,278	$1,011	$1,036	$435	$444
+41.1%	+44.9%	+37.7%	+41.1%	+8.3%	+10.4%
Annual Recurring Revenues represent 81% of Total Revenues

•Total revenues of $1.24 billion, up 41.1% Y/Y or up 44.9% in constant currency
•Annual Recurring Revenues (ARR) of $1.01 billion, up 37.7% Y/Y or up 41.1% in constant currency
•Cloud revenues of $435 million, up 8.3% Y/Y or up 10.4% in constant currency
•Nine consecutive quarters of cloud organic and ARR organic growth in constant currency
•Quarterly enterprise cloud bookings(1) of $108 million, constant Y/Y
•Operating cash flows of $337 million and free cash flows(3) of $306 million
•TTM operating cash flows(2) of $916 million and TTM free cash flows(2)(3) of $778 million
•GAAP-based net income of $58 million, down 22.9% Y/Y, margin of 4.6%, down 390 basis points Y/Y
•Adjusted EBITDA(3) of $365 million, margin of 29.3% and TTM Adjusted EBITDA(2)(3) of $1.32 billion, margin of 34.0%
•GAAP-based diluted earnings per share (EPS) of $0.21, Non-GAAP diluted EPS(3) of $0.73
•Includes Micro Focus results from February 1, 2023 to March 31, 2023

Waterloo, ON, May 4, 2023 - Open Text Corporation (NASDAQ: OTEX), (TSX: OTEX), today announced its financial results for the third quarter ended March 31, 2023.

“The OpenText Total Growth Strategy and our expanded mission with the Micro Focus acquisition delivered a record third quarter, our ninth consecutive quarter of organic cloud revenue growth and organic ARR growth in constant currency. Further, we are well advanced and ahead of schedule on our Micro Focus milestones as we have completed our talent integration and cloud roadmap,” said Mark J. Barrenechea, OpenText CEO & CTO. “Total revenues were $1.24 billion, growing 41.1% year-over-year or 44.9% in constant currency and Cloud revenues of $435 million, growing 8.3% year-over-year or 10.4% in constant currency. ARR was $1.01 billion, growing 37.7% year-over-year or 41.1% in constant currency.”

“With Titanium X, our new cloud roadmap, OpenText will help customers accelerate their digital businesses through information-led transformations to maximize the strategic benefits of new rules and opportunities for growth, efficiency and responsibility,” added Mr. Barrenechea. “At OpenText, the heart of our culture is the unwavering commitment to customer success. The acquisition of Micro Focus expands the OpenText mission once again, and places OpenText as the trusted company to power and protect customer information. Our Q3 results demonstrate the potential for our expanded business.”

“OpenText’s third quarter results demonstrated continued solid execution, supporting our momentum in the Information Management market. We are on the right path with the products, people and customer focus to position OpenText for continued success,” said Madhu Ranganathan, OpenText EVP, CFO. “We remain on track to realize our growth targets and acquisition commitments, including $400 million cost savings plan, consolidated net leverage ratio of less than 3x within eight full quarters and meet our free cash flow plan.”

(1) Enterprise cloud bookings is defined as the total value from cloud services and subscription contracts, entered into in the period that are new, committed and incremental to our existing contracts, excluding the impact of Carbonite and Zix.
(2) TTM is calculated as Q4FY’22, plus year-to-date FY’23 included within our current and historical filings on Forms 10-Q and 10-K.
(3) Please see Note 2 “Use of Non-GAAP Financial Measures” to the consolidated financial statements below.

Financial Highlights for Q3 Fiscal 2023 with Year Over Year Comparisons

Summary of Quarterly Results
(In millions, except per share data)	Q3 FY'23	Q3 FY'22	$ Change	% Change	Q3 FY'23 in CC*	% Change in CC*
Revenues:
Cloud services and subscriptions	$435.4	$401.9	$33.5	8.3%	$443.7	10.4%
Customer support	575.9	332.5	243.4	73.2%	592.8	78.3%
Total annual recurring revenues**	$1,011.3	$734.5	$276.9	37.7%	$1,036.5	41.1%
License	139.7	80.6	59.1	73.3%	145.0	79.9%
Professional service and other	93.6	67.2	26.4	39.4%	96.8	44.1%
Total revenues	$1,244.7	$882.3	$362.4	41.1%	$1,278.3	44.9%
GAAP-based operating income	$64.0	$131.6	($67.6)	(51.4)%	N/A	N/A
Non-GAAP-based operating income (1)	$334.6	$262.2	$72.4	27.6%	$336.4	28.3%
GAAP-based net income attributable to OpenText	$57.6	$74.7	($17.1)	(22.9)%	N/A	N/A
GAAP-based EPS, diluted	$0.21	$0.28	($0.07)	(25.0)%	N/A	N/A
Non-GAAP-based EPS, diluted (1)(2)	$0.73	$0.70	$0.03	4.3%	$0.73	4.3%
Adjusted EBITDA (1)	$365.1	$284.5	$80.6	28.3%	$367.3	29.1%
Operating cash flows	$336.8	$323.6	$13.2	4.1%	N/A	N/A
Free cash flows (1)	$305.5	$306.0	($0.4)	(0.1)%	N/A	N/A

Summary of YTD Results
(In millions, except per share data)	FY'23 YTD	FY'22 YTD	$ Change	% Change	FY'23 YTD in CC*	% Change in CC*
Revenues:
Cloud services and subscriptions	$1,248.8	$1,123.4	$125.4	11.2%	$1,283.7	14.3%
Customer support	1,209.7	1,002.6	207.1	20.7%	1,267.4	26.4%
Total annual recurring revenues**	$2,458.5	$2,126.0	$332.5	15.6%	$2,551.0	20.0%
License	310.2	263.7	46.6	17.7%	326.2	23.7%
Professional service and other	225.4	201.7	23.7	11.8%	237.8	17.9%
Total revenues	$2,994.2	$2,591.4	$402.8	15.5%	$3,115.1	20.2%
GAAP-based operating income	$395.0	$507.2	($112.2)	(22.1)%	N/A	N/A
Non-GAAP-based operating income (1)	$933.6	$886.0	$47.6	5.4%	$966.0	9.0%
GAAP-based net income attributable to OpenText	$199.1	$294.9	($95.8)	(32.5)%	N/A	N/A
GAAP-based EPS, diluted	$0.74	$1.08	($0.34)	(31.5)%	N/A	N/A
Non-GAAP-based EPS, diluted (1)(2)	$2.39	$2.43	($0.04)	(1.6)%	$2.50	2.9%
Adjusted EBITDA (1)	$1,010.1	$951.4	$58.7	6.2%	$1,043.1	9.6%
Operating cash flows	$663.9	$729.9	($66.0)	(9.0)%	N/A	N/A
Free cash flows (1)	$564.1	$674.9	($110.8)	(16.4)%	N/A	N/A
(1) Please see Note 2 “Use of Non-GAAP Financial Measures” to the consolidated financial statements below.
(2) Please also see Note 14 to the Company's Fiscal 2018 Consolidated Financial Statements on Form 10-K. Reflective of the amount of net tax benefit arising from the internal reorganization assumed to be allocable to the current period based on the forecasted utilization period.

Note: Individual line items in tables may be adjusted by non-material amounts to enable totals to align to published financial statements.
*CC: Constant currency for this purpose is defined as the current period reported revenues/expenses/earnings represented at the prior comparative period's foreign exchange rate.
**Annual recurring revenue is defined as the sum of Cloud services and subscriptions revenue and Customer support revenue.

Dividend
As part of our quarterly, non-cumulative cash dividend program, the Board declared on May 2, 2023, a cash dividend of $0.24299 per common share. The record date for this dividend is June 2, 2023 and the payment date is June 23, 2023. OpenText believes strongly in returning value to its shareholders and intends to maintain its dividend program. Any future declarations of dividends and the establishment of future record and payment dates are all subject to the final determination and discretion of the Board of Directors.
Quarterly Business Highlights
•OpenText World EMEA unveils Cloud Editions 23.2 to help customers accelerate their cloud-based digital transformation
•OpenText announced the latest technology innovations on its Project Titanium X roadmap and the future of information management in the cloud
•Key customer wins in the quarter include: Air Liquide, Ascensus, Australia Post, California Employment Development Department, Carrefour, Citibank, Conduent, Ireland Office of the Government Chief Information Officer, MAN Energy Solutions, Ministry of the Interior and Kingdom Relations of Netherlands, Pacific Life, Patelco Credit Union and Wienerberger Group
•OpenText named a Leader in The Forrester Wave™: Content Platforms, Q1 2023
•OpenText launched the latest version of ValueEdge, an innovative modular, cloud-based DevOps and value stream management (VSM) platform

Summary of Quarterly Results
	Q3 FY'23	Q2 FY'23	Q3 FY'22	% Change (Q3 FY'23 vs Q2 FY'23)		% Change (Q3 FY'23 vs Q3 FY'22)
Revenue (millions)	$1,244.7	$897.4	$882.3	38.7%		41.1%
GAAP-based gross margin	70.3%	70.8%	68.9%	(50)	bps	140	bps
Non-GAAP-based gross margin (1)	75.8%	76.0%	74.5%	(20)	bps	130	bps
GAAP-based earnings (loss) per share, diluted	$0.21	$0.96	$0.28	(78.1)%		(25.0)%
Non-GAAP-based EPS, diluted (1)(2)	$0.73	$0.89	$0.70	(18.0)%		4.3%

(1) Please see Note 2 “Use of Non-GAAP Financial Measures” to the consolidated financial statements below.
(2) Please also see Note 14 to the Company's Fiscal 2018 Consolidated Financial Statements on Form 10-K. Reflective of the amount of net tax benefit arising from the internal reorganization assumed to be allocable to the current period based on the forecasted utilization period.
Conference Call Information

OpenText posted an investor presentation on its Investor Relations website at http://investors.opentext.com and invites the public to listen to the earnings conference call today at 5:00 p.m. ET (2:00 p.m. PT) by dialing 1-800-319-4610 (toll-free) or +1-604-638-5340 (international). Please dial-in 10 minutes ahead of time to ensure proper connection. Alternatively, a live webcast of the earnings conference call will be available on the Investor Relations section of the Company's website at http://investors.opentext.com/investor-events-and-presentations.

A replay of the call will be available beginning May 4, 2023 at 7:00 p.m. ET through 11:59 p.m. on May 18, 2023 and can be accessed by dialing 1-855-669-9658 (toll-free) or +1-604-674-8052 (international) and using passcode 9973 followed by the number sign.

Please see below note (2) for a reconciliation of U.S. GAAP-based financial measures used in this press release to Non-GAAP-based financial measures.

About OpenText

OpenText, The Information Company™, enables organizations to gain insight through market leading information management solutions, powered by OpenText Cloud Editions. For more information about OpenText (NASDAQ: OTEX, TSX: OTEX) visit opentext.com.
Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this press release, including statements about the focus of Open Text Corporation (“OpenText” or “the Company”) in our fiscal year ending June 30, 2023 (Fiscal 2023) on growth, future cloud growth and market share gains, future organic growth initiatives and deployment of capital, intention to maintain a dividend program, the associated benefits of the Micro Focus acquisition, future tax rates, new platform and product offerings and associated benefits to customers, scaling OpenText, and other matters, which may contain words such as “anticipates”, “expects”, “intends”, “plans”, “believes”, “seeks”, “estimates”, “may”, “could”, “would”, “might”, “will” and variations of these words or similar expressions are considered forward-looking statements or information under applicable securities laws. In addition, any information or statements that refer to expectations, beliefs, plans, projections, objectives, performance or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking, and based on our current expectations, forecasts and projections about the operating environment, economies and markets in which we operate. Forward-looking statements reflect our current estimates, beliefs and assumptions, which are based on management's perception of historic trends, current conditions and expected future developments, as well as other factors it believes are appropriate in the circumstances, such as certain assumptions about the economy, as well as market, financial and operational assumptions. Management's estimates, beliefs and assumptions are inherently subject to significant business, economic, competitive and other uncertainties and contingencies regarding future events and, as such, are subject to change. We can give no assurance that such estimates, beliefs and assumptions will prove to be correct. Such forward-looking statements involve known and unknown risks and uncertainties such as those relating to: all statements regarding the expected future financial position, results of operations, cash flows, dividends, financing plans, business strategy, budgets, capital expenditures, competitive positions, growth opportunities, plans and objectives of management, including any anticipated synergy benefits; our ability to integrate successfully Micro Focus’ operations and programs, including incurring unanticipated costs, delays or difficulties; duration and severity of the COVID-19 pandemic, including any new strains or resurgence; and our ability to develop, protect and maintain our intellectual property and proprietary technology and to operate without infringing on the proprietary rights of others. For additional information with respect to risks and other factors which could occur, see the Company's Annual Report on Form 10-K, Quarterly Report on Form 10-Q and other securities filings with the Securities and Exchange Commission (SEC) and other securities regulators. Readers are cautioned not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Further, readers should note that we may announce information using our website, press releases, securities law filings, public conference calls, webcasts and the social media channels identified on the Investors section of our website (https://investors.opentext.com). Such social media channels may include the Company's or our CEO's blog, Twitter account or LinkedIn account. The information posted through such channels may be material. Accordingly, readers should monitor such channels in addition to our other forms of communication.

For more information, please contact:
Harry E. Blount
Senior Vice President, Global Head of Investor Relations
Open Text Corporation
415-963-0825
investors@opentext.com

Copyright ©2023 Open Text. OpenText is a trademark or registered trademark of Open Text. The list of trademarks is not exhaustive of other trademarks. Registered trademarks, product names, company names, brands and service names mentioned herein are property of Open Text. All rights reserved. For more information, visit: http://www.opentext.com/who-we-are/copyright-information.

OPEN TEXT CORPORATION
CONSOLIDATED BALANCE SHEETS
(In thousands of U.S. dollars, except share data)

	March 31, 2023	June 30, 2022
ASSETS	(unaudited)
Cash and cash equivalents	$1,396,817	$1,693,741
Accounts receivable trade, net of allowance for credit losses of $16,550 as of March 31, 2023 and $16,473 as of June 30, 2022	676,280	426,652
Contract assets	61,374	26,167
Income taxes recoverable	47,803	18,255
Prepaid expenses and other current assets	250,661	120,552
Total current assets	2,432,935	2,285,367
Property and equipment	340,615	244,709
Operating lease right of use assets	297,640	198,132
Long-term contract assets	63,380	19,719
Goodwill	8,748,543	5,244,653
Acquired intangible assets	4,221,885	1,075,208
Deferred tax assets	889,143	810,154
Other assets	343,677	256,987
Long-term income taxes recoverable	89,730	44,044
Total assets	$17,427,548	$10,178,973
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$910,713	$448,607
Current portion of long-term debt	495,850	10,000
Operating lease liabilities	94,015	56,380
Deferred revenues	1,785,121	902,202
Income taxes payable	198,371	51,069
Total current liabilities	3,484,070	1,468,258
Long-term liabilities:
Accrued liabilities	64,120	18,208
Pension liability	112,168	60,951
Long-term debt	8,565,238	4,209,567
Long-term operating lease liabilities	286,025	198,695
Long-term deferred revenues	240,357	91,144
Long-term income taxes payable	189,351	34,003
Deferred tax liabilities	363,072	65,887
Total long-term liabilities	9,820,331	4,678,455
Shareholders' equity:
Share capital and additional paid-in capital
270,479,181 and 269,522,639 Common Shares issued and outstanding at March 31, 2023 and June 30, 2022, respectively; authorized Common Shares: unlimited	2,130,343	2,038,674
Accumulated other comprehensive income (loss)	(33,114)	(7,659)
Retained earnings	2,163,338	2,160,069
Treasury stock, at cost (3,216,394 and 3,706,420 shares at March 31, 2023 and June 30, 2022, respectively)	(138,700)	(159,966)
Total OpenText shareholders' equity	4,121,867	4,031,118
Non-controlling interests	1,280	1,142
Total shareholders' equity	4,123,147	4,032,260
Total liabilities and shareholders' equity	$17,427,548	$10,178,973

OPEN TEXT CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(In thousands of U.S. dollars, except share and per share data)
(unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2023	2022	2023	2022
Revenues:
Cloud services and subscriptions	$435,449	$401,947	$1,248,774	$1,123,422
Customer support	575,884	332,514	1,209,743	1,002,626
License	139,722	80,641	310,230	263,663
Professional service and other	93,619	67,181	225,403	201,679
Total revenues	1,244,674	882,283	2,994,150	2,591,390
Cost of revenues:
Cloud services and subscriptions	157,658	136,020	423,771	377,928
Customer support	67,067	31,763	123,010	90,914
License	3,840	3,196	10,461	10,906
Professional service and other	78,526	56,693	186,390	161,459
Amortization of acquired technology-based intangible assets	62,639	46,564	146,139	152,333
Total cost of revenues	369,730	274,236	889,771	793,540
Gross profit	874,944	608,047	2,104,379	1,797,850
Operating expenses:
Research and development	210,731	117,730	430,629	321,517
Sales and marketing	271,013	180,955	615,354	491,133
General and administrative	127,047	88,137	282,724	231,127
Depreciation	30,577	22,370	76,609	65,535
Amortization of acquired customer-based intangible assets	97,237	56,215	205,121	160,764
Special charges (recoveries)	74,350	11,031	98,937	20,592
Total operating expenses	810,955	476,438	1,709,374	1,290,668
Income from operations	63,989	131,609	395,005	507,182
Other income (expense), net	85,706	24,392	59,824	29,137
Interest and other related expense, net	(104,502)	(40,238)	(183,599)	(117,538)
Income before income taxes	45,193	115,763	271,230	418,781
Provision for (recovery of) income taxes	(12,420)	41,041	71,979	123,757
Net income for the period	$57,613	$74,722	$199,251	$295,024
Net (income) loss attributable to non-controlling interests	(57)	(41)	(138)	(130)
Net income attributable to OpenText	$57,556	$74,681	$199,113	$294,894
Earnings per share—basic attributable to OpenText	$0.21	$0.28	$0.74	$1.09
Earnings per share—diluted attributable to OpenText	$0.21	$0.28	$0.74	$1.08
Weighted average number of Common Shares outstanding—basic (in '000's)	270,441	270,693	270,143	271,623
Weighted average number of Common Shares outstanding—diluted (in '000's)	270,650	271,211	270,173	272,439

OPEN TEXT CORPORATION
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(In thousands of U.S. dollars)
(unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2023	2022	2023	2022
Net income	$57,613	$74,722	$199,251	$295,024
Other comprehensive income (loss)—net of tax:
Net foreign currency translation adjustments	(28,640)	(13,073)	(25,587)	(44,512)
Unrealized gain (loss) on cash flow hedges:
Unrealized gain (loss) - net of tax expense (recovery) effect of $15 and $233 for the three months ended March 31, 2023 and 2022, respectively; ($844) and $(158) for the nine months ended March 31, 2023 and 2022, respectively	38	648	(2,343)	(334)
(Gain) loss reclassified into net income - net of tax (expense) recovery effect of $252 and $79 for the three months ended March 31, 2023 and 2022, respectively; $861 and $(24) for the nine months ended March 31, 2023 and 2022, respectively	699	219	2,388	(86)
Unrealized gain (loss) on available-for-sale financial assets:
Unrealized gain (loss) - net of tax expense (recovery) effect of $238 and $— for the three months ended March 31, 2023 and 2022, respectively; $238 and $— for the nine months ended March 31, 2023 and 2022, respectively	(900)	—	(900)	—
Actuarial gain (loss) relating to defined benefit pension plans:
Actuarial gain (loss) - net of tax expense (recovery) effect of ($892) and $(579) for the three months ended March 31, 2023 and 2022, respectively; $318 and $(811) for the nine months ended March 31, 2023 and 2022, respectively	(3,318)	(2,033)	878	(4,517)
Amortization of actuarial (gain) loss into net income - net of tax (expense) recovery effect of $25 and $66 for the three months ended March 31, 2023 and 2022, respectively; $76 and $134 for the nine months ended March 31, 2023 and 2022, respectively	35	156	109	477
Total other comprehensive income (loss) net	(32,086)	(14,083)	(25,455)	(48,972)
Total comprehensive income	25,527	60,639	173,796	246,052
Comprehensive (income) loss attributable to non-controlling interests	(57)	(41)	(138)	(130)
Total comprehensive income attributable to OpenText	$25,470	$60,598	$173,658	$245,922

OPEN TEXT CORPORATION
CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
(In thousands of U.S. dollars and shares)
(unaudited)

	Three Months Ended March 31, 2023
	Common Shares and Additional Paid in Capital		Treasury Stock		Retained Earnings	Accumulated Other Comprehensive Income	Non-Controlling Interests	Total
	Shares	Amount	Shares	Amount
Balance as of December 31, 2022	270,235	$2,092,079	(3,295)	$(142,126)	$2,171,236	$(1,028)	$1,223	$4,121,384
Issuance of Common Shares
Under employee stock option plans	16	479	—	—	—	—	—	479
Under employee stock purchase plans	228	5,776	—	—	—	—	—	5,776
Share-based compensation	—	36,505	—	—	—	—	—	36,505
Issuance of treasury stock	—	(4,496)	79	3,426	—	—	—	(1,070)
Dividends declared ($0.24299 per Common Share)	—	—	—	—	(65,454)	—	—	(65,454)
Other comprehensive income (loss) - net	—	—	—	—	—	(32,086)	—	(32,086)
Net income for the period	—	—	—	—	57,556	—	57	57,613
Balance as of March 31, 2023	270,479	$2,130,343	(3,216)	$(138,700)	$2,163,338	$(33,114)	$1,280	$4,123,147

	Three Months Ended March 31, 2022
	Common Shares and Additional Paid in Capital		Treasury Stock		Retained Earnings	Accumulated Other Comprehensive Income	Non-Controlling Interests	Total
	Shares	Amount	Shares	Amount
Balance as of December 31, 2021	271,006	$1,990,913	(1,476)	$(67,966)	$2,174,467	$31,349	$1,062	$4,129,825
Issuance of Common Shares
Under employee stock option plans	53	1,863	—	—	—	—	—	1,863
Under employee stock purchase plans	172	7,003	—	—	—	—	—	7,003
Share-based compensation	—	16,748	—	—	—	—	—	16,748
Purchase of treasury stock	—	—	(1,300)	(56,067)	—	—	—	(56,067)
Repurchase of Common Shares	(1,000)	(6,381)	—	—	(38,702)	—	—	(45,083)
Dividends declared ($0.2209 per Common Share)	—	—	—	—	(59,077)	—	—	(59,077)
Other comprehensive income (loss) - net	—	—	—	—	—	(14,083)	—	(14,083)
Net income for the period	—	—	—	—	74,681	—	41	74,722
Balance as of March 31, 2022	270,231	$2,010,146	(2,776)	$(124,033)	$2,151,369	$17,266	$1,103	$4,055,851

OPEN TEXT CORPORATION
CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
(In thousands of U.S. dollars and shares)
(unaudited)

	Nine Months Ended March 31, 2023
	Common Shares and Additional Paid in Capital		Treasury Stock		Retained Earnings	Accumulated Other Comprehensive Income	Non-Controlling Interests	Total
	Shares	Amount	Shares	Amount
Balance as of June 30, 2022	269,523	$2,038,674	(3,706)	$(159,966)	$2,160,069	$(7,659)	$1,142	$4,032,260
Issuance of Common Shares
Under employee stock option plans	88	2,473	—	—	—	—	—	2,473
Under employee stock purchase plans	868	22,997	—	—	—	—	—	22,997
Share-based compensation	—	88,535	—	—	—	—	—	88,535
Issuance of treasury stock	—	(22,336)	490	21,266	—	—	—	(1,070)
Dividends declared ($0.72897 per Common Share)	—	—	—	—	(195,844)	—	—	(195,844)
Other comprehensive income (loss) - net	—	—	—	—	—	(25,455)	—	(25,455)
Net income for the period	—	—	—	—	199,113	—	138	199,251
Balance as of March 31, 2023	270,479	$2,130,343	(3,216)	$(138,700)	$2,163,338	$(33,114)	$1,280	$4,123,147

	Nine Months Ended March 31, 2022
	Common Shares and Additional Paid in Capital		Treasury Stock		Retained Earnings	Accumulated Other Comprehensive Income	Non-Controlling Interests	Total
	Shares	Amount	Shares	Amount
Balance as of June 30, 2021	271,541	$1,947,764	(1,568)	$(69,386)	$2,153,326	$66,238	$1,511	$4,099,453
Issuance of Common Shares
Under employee stock option plans	905	31,128	—	—	—	—	—	31,128
Under employee stock purchase plans	595	24,913	—	—	—	—	—	24,913
Share-based compensation	—	45,091	—	—	—	—	—	45,091
Purchase of treasury stock	—	—	(1,700)	(75,660)	—	—	—	(75,660)
Issuance of treasury stock	—	(21,013)	492	21,013	—	—	—	—
Repurchase of Common Shares	(2,810)	(17,879)	—	—	(118,238)	—	—	(136,117)
Dividends declared ($0.6627 per Common Share)	—	—	—	—	(178,613)	—	—	(178,613)
Other comprehensive income (loss) - net	—	—	—	—	—	(48,972)	—	(48,972)
Distribution to non-controlling interest	—	142	—	—	—	—	(538)	(396)
Net income for the period	—	—	—	—	294,894	—	130	295,024
Balance as of March 31, 2022	270,231	$2,010,146	(2,776)	$(124,033)	$2,151,369	$17,266	$1,103	$4,055,851

OPEN TEXT CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands of U.S. dollars)
(unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2023	2022	2023	2022
Cash flows from operating activities:
Net income for the period	$57,613	$74,722	$199,251	$295,024
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of intangible assets	190,453	125,149	427,869	378,632
Share-based compensation expense	36,368	16,748	88,398	45,091
Pension expense	2,362	1,868	5,806	4,883
Amortization of debt issuance costs	5,330	1,482	8,496	3,936
Write off of right of use assets	3,344	—	7,119	—
Loss on extinguishment of debt	21	—	8,152	27,413
Loss on sale and write down of property and equipment	1,307	58	1,428	96
Deferred taxes	(131,898)	22,440	(178,700)	43,332
Share in net (income) loss of equity investees	4,724	(27,746)	11,547	(59,103)
Changes in financial instruments	102,713	—	112,567	—
Changes in operating assets and liabilities:
Accounts receivable	167,866	17,241	141,269	68,428
Contract assets	(11,442)	(8,463)	(29,896)	(27,208)
Prepaid expenses and other current assets	(62,121)	(4,501)	(65,186)	(15,722)
Income taxes	87,277	(14,011)	131,517	(11,235)
Accounts payable and accrued liabilities	(146,638)	42,891	(137,674)	(65,738)
Deferred revenue	(13,498)	76,335	(42,631)	25,642
Other assets	54,708	(386)	(5,998)	16,527
Operating lease assets and liabilities, net	(11,714)	(270)	(19,430)	(128)
Net cash provided by operating activities	336,775	323,557	663,904	729,870
Cash flows from investing activities:
Additions of property and equipment	(31,233)	(17,590)	(99,772)	(54,937)
Purchase of Micro Focus International PLC, net of cash acquired	(5,655,606)	—	(5,655,606)	—
Purchase of Zix Corporation, net of cash acquired	—	(18,602)	—	(856,175)
Purchase of Bricata Inc.	—	—	—	(17,927)
Realized gain on financial instruments	131,248	—	131,248	—
Other investing activities	—	(651)	(873)	(3,922)
Net cash used in investing activities	(5,555,591)	(36,843)	(5,625,003)	(932,961)
Cash flows from financing activities:
Proceeds from issuance of Common Shares from exercise of stock options and ESPP	9,399	10,788	25,172	56,476
Proceeds from long-term debt and Revolver	3,927,450	—	4,927,450	1,500,000
Repayment of long-term debt and Revolver	(11,463)	(2,500)	(16,463)	(857,500)
Debt extinguishment costs	—	—	—	(24,969)
Debt issuance costs	(65,559)	(1,812)	(77,209)	(17,159)
Repurchase of Common Shares	—	(45,083)	—	(136,117)
Purchase of treasury stock	—	(56,067)	—	(75,660)
Distribution to non-controlling interest	—	—	—	(396)
Payments of dividends to shareholders	(64,919)	(59,077)	(194,481)	(178,613)
Other financing activities	(2,193)	—	(2,193)	—
Net cash provided by (used in) financing activities	3,792,715	(153,751)	4,662,276	266,062
Foreign exchange gain (loss) on cash held in foreign currencies	2,903	(11,207)	2,632	(36,920)
Increase (decrease) in cash, cash equivalents and restricted cash during the period	(1,423,198)	121,756	(296,191)	26,051
Cash, cash equivalents and restricted cash at beginning of the period	2,822,918	1,514,095	1,695,911	1,609,800
Cash, cash equivalents and restricted cash at end of the period	$1,399,720	$1,635,851	$1,399,720	$1,635,851

OPEN TEXT CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands of U.S. dollars)
(unaudited)

Reconciliation of cash, cash equivalents and restricted cash:	March 31, 2023	March 31, 2022
Cash and cash equivalents	$1,396,817	$1,633,702
Restricted cash (1)	2,903	2,149
Total cash, cash equivalents and restricted cash	$1,399,720	$1,635,851

(1) Restricted cash is classified under the Prepaid expenses and other current assets and Other assets line items on the Consolidated Balance Sheets.

Notes
(1)    All dollar amounts in this press release are in U.S. Dollars unless otherwise indicated.
(2)    Use of Non-GAAP Financial Measures: In addition to reporting financial results in accordance with U.S. GAAP, the Company provides certain financial measures that are not in accordance with U.S. GAAP (Non-GAAP). These Non-GAAP financial measures have certain limitations in that they do not have a standardized meaning and thus the Company's definition may be different from similar Non-GAAP financial measures used by other companies and/or analysts and may differ from period to period. Thus it may be more difficult to compare the Company's financial performance to that of other companies. However, the Company's management compensates for these limitations by providing the relevant disclosure of the items excluded in the calculation of these Non-GAAP financial measures both in its reconciliation to the U.S. GAAP financial measures and its consolidated financial statements, all of which should be considered when evaluating the Company's results.
The Company uses these Non-GAAP financial measures to supplement the information provided in its consolidated financial statements, which are presented in accordance with U.S. GAAP. The presentation of Non-GAAP financial measures is not meant to be a substitute for financial measures presented in accordance with U.S. GAAP, but rather should be evaluated in conjunction with and as a supplement to such U.S. GAAP measures. OpenText strongly encourages investors to review its financial information in its entirety and not to rely on a single financial measure. The Company therefore believes that despite these limitations, it is appropriate to supplement the disclosure of the U.S. GAAP measures with certain Non-GAAP measures defined below.
Non-GAAP-based net income and Non-GAAP-based EPS, attributable to OpenText, are consistently calculated as GAAP-based net income (loss) or earnings (loss) per share, attributable to OpenText, on a diluted basis, excluding the effects of the amortization of acquired intangible assets, other income (expense), share-based compensation, and special charges (recoveries), all net of tax and any tax benefits/expense items unrelated to current period income, as further described in the tables below. Non-GAAP-based gross profit is the arithmetical sum of GAAP-based gross profit and the amortization of acquired technology-based intangible assets and share-based compensation within cost of sales. Non-GAAP-based gross margin is calculated as Non-GAAP-based gross profit expressed as a percentage of total revenue. Non-GAAP-based income from operations is calculated as GAAP-based income from operations, excluding the amortization of acquired intangible assets, special charges (recoveries), and share-based compensation expense.
Adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA) is consistently calculated as GAAP-based net income (loss), attributable to OpenText, excluding interest income (expense), provision for (recovery of) income taxes, depreciation and amortization of acquired intangible assets, other income (expense), share-based compensation and special charges (recoveries). Adjusted EBITDA margin is calculated as adjusted EBITDA expressed as a percentage of total revenue.
The Company's management believes that the presentation of the above defined Non-GAAP financial measures provides useful information to investors because they portray the financial results of the Company before the impact of certain non-operational charges. The use of the term “non-operational charge” is defined for this purpose as an expense that does not impact the ongoing operating decisions taken by the Company's management. These items are excluded based upon the way the Company's management evaluates the performance of the Company's business for use in the Company's internal reports and are not excluded in the sense that they may be used under U.S. GAAP.
The Company does not acquire businesses on a predictable cycle, and therefore believes that the presentation of Non-GAAP measures, which in certain cases adjust for the impact of amortization of intangible assets and the related tax effects that are primarily related to acquisitions, will provide readers of financial statements with a more consistent basis for comparison across accounting periods and be more useful in helping readers understand the Company’s operating results and underlying operational trends. Additionally, the Company has engaged in various restructuring activities over the past several years, primarily due to acquisitions and most recently in response to our return to office planning, that have resulted in costs associated with reductions in headcount, consolidation of leased facilities and related costs, all which are recorded under the Company’s “Special charges (recoveries)” caption on the Consolidated Statements of Income. Each restructuring activity is a discrete event based on a unique set of business objectives or circumstances, and each differs in terms of its operational implementation, business impact and scope, and the size of each restructuring plan can vary significantly from period to period. Therefore, the Company believes that the exclusion of these special charges (recoveries) will also better aid readers of financial statements in the understanding and comparability of the Company's operating results and underlying operational trends.
In summary, the Company believes the provision of supplemental Non-GAAP measures allow investors to evaluate the operational and financial performance of the Company's core business using the same evaluation measures that management uses, and is therefore a useful indication of OpenText's performance or expected performance of future operations and facilitates period-to-period comparison of operating performance (although prior performance is not necessarily indicative of future performance). As a result, the Company considers it appropriate and reasonable to provide, in addition to U.S. GAAP measures, supplementary Non-GAAP financial measures that exclude certain items from the presentation of its financial results.
The following charts provide unaudited reconciliations of U.S. GAAP-based financial measures to Non-GAAP-based financial measures for the following periods presented.

Reconciliation of selected GAAP-based measures to Non-GAAP-based measures for the three months ended March 31, 2023 (In thousands, except for per share data)
	Three Months Ended March 31, 2023
	GAAP-based Measures	GAAP-based Measures % of Total Revenue	Adjustments	Note	Non-GAAP-based Measures	Non-GAAP-based Measures % of Total Revenue
Cost of revenues
Cloud services and subscriptions	$157,658		$(2,943)	(1)	$154,715
Customer support	67,067		(1,157)	(1)	65,910
Professional service and other	78,526		(1,884)	(1)	76,642
Amortization of acquired technology-based intangible assets	62,639		(62,639)	(2)	—
GAAP-based gross profit and gross margin (%) / Non-GAAP-based gross profit and gross margin (%)	874,944	70.3%	68,623	(3)	943,567	75.8%
Operating expenses
Research and development	210,731		(10,801)	(1)	199,930
Sales and marketing	271,013		(11,947)	(1)	259,066
General and administrative	127,047		(7,636)	(1)	119,411
Amortization of acquired customer-based intangible assets	97,237		(97,237)	(2)	—
Special charges (recoveries)	74,350		(74,350)	(4)	—
GAAP-based income from operations / Non-GAAP-based income from operations	63,989		270,594	(5)	334,583
Other income (expense), net	85,706		(85,706)	(6)	—
Provision for (recovery of) income taxes	(12,420)		44,631	(7)	32,211
GAAP-based net income / Non-GAAP-based net income, attributable to OpenText	57,556		140,257	(8)	197,813
GAAP-based earnings per share / Non-GAAP-based earnings per share-diluted, attributable to OpenText	$0.21		$0.52	(8)	$0.73

(1)    Adjustment relates to the exclusion of share-based compensation expense from our Non-GAAP-based operating expenses as this expense is excluded from our internal analysis of operating results.
(2)    Adjustment relates to the exclusion of amortization expense from our Non-GAAP-based operating expenses as the timing and frequency of amortization expense is dependent on our acquisitions and is hence excluded from our internal analysis of operating results.
(3)    GAAP-based and Non-GAAP-based gross profit stated in dollars and gross margin stated as a percentage of total revenue.
(4)    Adjustment relates to the exclusion of special charges (recoveries) from our Non-GAAP-based operating expenses as special charges (recoveries) are generally incurred in the periods relevant to an acquisition and include certain charges or recoveries that are not indicative or related to continuing operations and are therefore excluded from our internal analysis of operating results.
(5)    GAAP-based and Non-GAAP-based income from operations stated in dollars.
(6)    Adjustment relates to the exclusion of other income (expense) from our Non-GAAP-based operating expenses as other income (expense) generally relates to the transactional impact of foreign exchange and is generally not indicative or related to continuing operations and is therefore excluded from our internal analysis of operating results. Other income (expense) also includes our share of income (losses) from our holdings in investments as a limited partner. We do not actively trade equity securities in these privately held companies nor do we plan our ongoing operations based around any anticipated fundings or distributions from these investments. We exclude gains and losses on these investments as we do not believe they are reflective of our ongoing business and operating results. Other income (expense) also includes unrealized and realized gains (losses) on our derivatives which are not designated as hedges. We exclude gains and losses on these derivatives as we do not believe they are reflective on our ongoing business and operating results.

(7)    Adjustment relates to differences between the GAAP-based tax provision rate of approximately (27%) and a Non-GAAP-based tax rate of approximately 14%; these rate differences are due to the income tax effects of items that are excluded for the purpose of calculating Non-GAAP-based net income. Such excluded items include amortization, share-based compensation, special charges (recoveries) and other income (expense), net. Also excluded are tax benefits/expense items unrelated to current period income such as changes in reserves for tax uncertainties and valuation allowance reserves and “book to return” adjustments for tax return filings and tax assessments. Included is the amount of net tax benefits arising from the internal reorganization that occurred in Fiscal 2017 assumed to be allocable to the current period based on the forecasted utilization period. In arriving at our Non-GAAP-based tax rate of approximately 14%, we analyzed the individual adjusted expenses and took into consideration the impact of statutory tax rates from local jurisdictions incurring the expense.
(8)    Reconciliation of GAAP-based net income (loss) to Non-GAAP-based net income:

	Three Months Ended March 31, 2023
		Per share diluted
GAAP-based net income, attributable to OpenText	$57,556	$0.21
Add:
Amortization	159,876	0.59
Share-based compensation	36,368	0.13
Special charges (recoveries)	74,350	0.28
Other (income) expense, net	(85,706)	(0.32)
GAAP-based provision for (recovery of) income taxes	(12,420)	(0.04)
Non-GAAP-based provision for income taxes	(32,211)	(0.12)
Non-GAAP-based net income, attributable to OpenText	$197,813	$0.73
Reconciliation of Adjusted EBITDA

Three Months Ended March 31, 2023
GAAP-based net income, attributable to OpenText	$57,556
Add:
Provision for (recovery of) income taxes	(12,420)
Interest and other related expense, net	104,502
Amortization of acquired technology-based intangible assets	62,639
Amortization of acquired customer-based intangible assets	97,237
Depreciation	30,577
Share-based compensation	36,368
Special charges (recoveries)	74,350
Other (income) expense, net	(85,706)
Adjusted EBITDA	$365,103

GAAP-based net income margin	4.6%
Adjusted EBITDA margin	29.3%
Reconciliation of Free cash flows

Three Months Ended March 31, 2023
GAAP-based cash flows provided by operating activities	$336,775
Add:
Capital expenditures (1)	(31,233)
Free cash flows	$305,542

(1) Defined as “Additions of property and equipment” in the Consolidated Statements of Cash Flows.

Reconciliation of selected GAAP-based measures to Non-GAAP-based measures for the nine months ended March 31, 2023 (In thousands, except for per share data)
	Nine Months Ended March 31, 2023
	GAAP-based Measures	GAAP-based Measures % of Total Revenue	Adjustments	Note	Non-GAAP-based Measures	Non-GAAP-based Measures % of Total Revenue
Cost of revenues
Cloud services and subscriptions	$423,771		$(7,788)	(1)	$415,983
Customer support	123,010		(2,414)	(1)	120,596
Professional service and other	186,390		(5,172)	(1)	181,218
Amortization of acquired technology-based intangible assets	146,139		(146,139)	(2)	—
GAAP-based gross profit and gross margin (%) / Non-GAAP-based gross profit and gross margin (%)	2,104,379	70.3%	161,513	(3)	2,265,892	75.7%
Operating expenses
Research and development	430,629		(25,481)	(1)	405,148
Sales and marketing	615,354		(28,243)	(1)	587,111
General and administrative	282,724		(19,300)	(1)	263,424
Amortization of acquired customer-based intangible assets	205,121		(205,121)	(2)	—
Special charges (recoveries)	98,937		(98,937)	(4)	—
GAAP-based income from operations / Non-GAAP-based income from operations	395,005		538,595	(5)	933,600
Other income (expense), net	59,824		(59,824)	(6)	—
Provision for income taxes	71,979		33,021	(7)	105,000
GAAP-based net income / Non-GAAP-based net income, attributable to OpenText	199,113		445,750	(8)	644,863
GAAP-based earnings per share / Non-GAAP-based earnings per share-diluted, attributable to OpenText	$0.74		$1.65	(8)	$2.39

(1)    Adjustment relates to the exclusion of share-based compensation expense from our Non-GAAP-based operating expenses as this expense is excluded from our internal analysis of operating results.
(2)    Adjustment relates to the exclusion of amortization expense from our Non-GAAP-based operating expenses as the timing and frequency of amortization expense is dependent on our acquisitions and is hence excluded from our internal analysis of operating results
(3)    GAAP-based and Non-GAAP-based gross profit stated in dollars and gross margin stated as a percentage of total revenue.
(4)    Adjustment relates to the exclusion of special charges (recoveries) from our Non-GAAP-based operating expenses as special charges (recoveries) are generally incurred in the periods relevant to an acquisition and include certain charges or recoveries that are not indicative or related to continuing operations and are therefore excluded from our internal analysis of operating results.
(5)    GAAP-based and Non-GAAP-based income from operations stated in dollars.
(6)    Adjustment relates to the exclusion of other income (expense) from our Non-GAAP-based operating expenses as other income (expense) generally relates to the transactional impact of foreign exchange and is generally not indicative or related to continuing operations and is therefore excluded from our internal analysis of operating results. Other income (expense) also includes our share of income (losses) from our holdings in investments as a limited partner. We do not actively trade equity securities in these privately held companies nor do we plan our ongoing operations based around any anticipated fundings or distributions from these investments. We exclude gains and losses on these investments as we do not believe they are reflective of our ongoing business and operating results. Other income (expense) also includes unrealized and realized gains (losses) on our derivatives which are not designated as hedges. We exclude gains and losses on these derivatives as we do not believe they are reflective on our ongoing business and operating results.

(7)    Adjustment relates to differences between the GAAP-based tax provision rate of approximately 27% and a Non-GAAP-based tax rate of approximately 14%; these rate differences are due to the income tax effects of items that are excluded for the purpose of calculating Non-GAAP-based net income. Such excluded items include amortization, share-based compensation, special charges (recoveries) and other income (expense), net. Also excluded are tax benefits/expense items unrelated to current period income such as changes in reserves for tax uncertainties and valuation allowance reserves and “book to return” adjustments for tax return filings and tax assessments. Included is the amount of net tax benefits arising from the internal reorganization that occurred in Fiscal 2017 assumed to be allocable to the current period based on the forecasted utilization period. In arriving at our Non-GAAP-based tax rate of approximately 14%, we analyzed the individual adjusted expenses and took into consideration the impact of statutory tax rates from local jurisdictions incurring the expense.
(8)    Reconciliation of GAAP-based net income (loss) to Non-GAAP-based net income:

	Nine Months Ended March 31, 2023
		Per share diluted
GAAP-based net income, attributable to OpenText	$199,113	$0.74
Add:
Amortization	351,260	1.30
Share-based compensation	88,398	0.32
Special charges (recoveries)	98,937	0.37
Other (income) expense, net	(59,824)	(0.22)
GAAP-based provision for income taxes	71,979	0.27
Non-GAAP-based provision for income taxes	(105,000)	(0.39)
Non-GAAP-based net income, attributable to OpenText	$644,863	$2.39
Reconciliation of Adjusted EBITDA

Nine Months Ended March 31, 2023
GAAP-based net income, attributable to OpenText	$199,113
Add:
Provision for income taxes	71,979
Interest and other related expense, net	183,599
Amortization of acquired technology-based intangible assets	146,139
Amortization of acquired customer-based intangible assets	205,121
Depreciation	76,609
Share-based compensation	88,398
Special charges (recoveries)	98,937
Other (income) expense, net	(59,824)
Adjusted EBITDA	$1,010,071

GAAP-based net income margin	6.7%
Adjusted EBITDA margin	33.7%
Reconciliation of Free cash flows

Nine Months Ended March 31, 2023
GAAP-based cash flows provided by operating activities	$663,904
Add:
Capital expenditures (1)	(99,772)
Free cash flows	$564,132

(1) Defined as “Additions of property and equipment” in the Consolidated Statements of Cash Flows.

Reconciliation of selected GAAP-based measures to Non-GAAP-based measures for the three months ended December 31, 2022 (In thousands, except for per share data)
	Three Months Ended December 31, 2022
	GAAP-based Measures	GAAP-based Measures % of Total Revenue	Adjustments	Note	Non-GAAP-based Measures	Non-GAAP-based Measures % of Total Revenue
Cost of revenues
Cloud services and subscriptions	$134,314		$(2,812)	(1)	$131,502
Customer support	28,589		(690)	(1)	27,899
Professional service and other	54,064		(1,763)	(1)	52,301
Amortization of acquired technology-based intangible assets	40,863		(40,863)	(2)	—
GAAP-based gross profit and gross margin (%) /Non-GAAP-based gross profit and gross margin (%)	635,747	70.8%	46,128	(3)	681,875	76.0%
Operating expenses
Research and development	109,700		(7,826)	(1)	101,874
Sales and marketing	177,171		(9,437)	(1)	167,734
General and administrative	77,603		(6,294)	(1)	71,309
Amortization of acquired customer-based intangible assets	53,446		(53,446)	(2)	—
Special charges (recoveries)	10,306		(10,306)	(4)	—
GAAP-based income from operations / Non-GAAP-based income from operations	184,663		133,437	(5)	318,100
Other income (expense), net	163,349		(163,349)	(6)	—
Provision for income taxes	50,774		(11,660)	(7)	39,114
GAAP-based net income (loss) / Non-GAAP-based net income, attributable to OpenText	258,486		(18,252)	(8)	240,234
GAAP-based earnings (loss) per share / Non-GAAP-based earnings per share-diluted, attributable to OpenText	$0.96		$(0.07)	(8)	$0.89

(1)    Adjustment relates to the exclusion of share-based compensation expense from our Non-GAAP-based operating expenses as this expense is excluded from our internal analysis of operating results.
(2)    Adjustment relates to the exclusion of amortization expense from our Non-GAAP-based operating expenses as the timing and frequency of amortization expense is dependent on our acquisitions and is hence excluded from our internal analysis of operating results.
(3)    GAAP-based and Non-GAAP-based gross profit stated in dollars and gross margin stated as a percentage of total revenue.
(4)    Adjustment relates to the exclusion of special charges (recoveries) from our Non-GAAP-based operating expenses as special charges (recoveries) are generally incurred in the periods relevant to an acquisition and include certain charges or recoveries that are not indicative or related to continuing operations, and are therefore excluded from our internal analysis of operating results.
(5)    GAAP-based and Non-GAAP-based income from operations stated in dollars.
(6)    Adjustment relates to the exclusion of other income (expense) from our Non-GAAP-based operating expenses as other income (expense) generally relates to the transactional impact of foreign exchange and is generally not indicative or related to continuing operations and is therefore excluded from our internal analysis of operating results. Other income (expense) also includes our share of income (losses) from our holdings in investments as a limited partner. We do not actively trade equity securities in these privately held companies nor do we plan our ongoing operations based around any anticipated fundings or distributions from these investments. We exclude gains and losses on these investments as we do not believe they are reflective of our ongoing business and operating results. Other income (expense) also includes unrealized gains (losses) on our derivatives which are not designated as hedges, that are related to the financing of the Micro Focus Acquisition. We exclude gains and losses on these derivatives as we do not believe they are reflective on our ongoing business and operating results.

(7)    Adjustment relates to differences between the GAAP-based tax provision rate of approximately 16% and a Non-GAAP-based tax rate of approximately 14%; these rate differences are due to the income tax effects of items that are excluded for the purpose of calculating Non-GAAP-based adjusted net income. Such excluded items include amortization, share-based compensation, special charges (recoveries) and other income (expense), net. Also excluded are tax benefits/expense items unrelated to current period income such as changes in reserves for tax uncertainties and valuation allowance reserves, and “book to return” adjustments for tax return filings and tax assessments. Included is the amount of net tax benefits arising from the internal reorganization that occurred in Fiscal 2017 assumed to be allocable to the current period based on the forecasted utilization period. In arriving at our Non-GAAP-based tax rate of approximately 14%, we analyzed the individual adjusted expenses and took into consideration the impact of statutory tax rates from local jurisdictions incurring the expense.
(8)    Reconciliation of GAAP-based net income to Non-GAAP-based net income:

	Three Months Ended December 31, 2022
		Per share diluted
GAAP-based net income (loss), attributable to OpenText	$258,486	$0.96
Add:
Amortization	94,309	0.35
Share-based compensation	28,822	0.10
Special charges (recoveries)	10,306	0.04
Other (income) expense, net	(163,349)	(0.60)
GAAP-based provision for income taxes	50,774	0.19
Non-GAAP-based provision for income taxes	(39,114)	(0.15)
Non-GAAP-based net income, attributable to OpenText	$240,234	$0.89
Reconciliation of Adjusted EBITDA

Three Months Ended December 31, 2022
GAAP-based net income (loss), attributable to OpenText	$258,486
Add:
Provision for income taxes	50,774
Interest and other related expense, net	38,715
Amortization of acquired technology-based intangible assets	40,863
Amortization of acquired customer-based intangible assets	53,446
Depreciation	22,858
Share-based compensation	28,822
Special charges (recoveries)	10,306
Other (income) expense, net	(163,349)
Adjusted EBITDA	$340,921

GAAP-based net income (loss) margin	28.8%
Adjusted EBITDA margin	38.0%
Reconciliation of Free cash flows

Three Months Ended December 31, 2022
GAAP-based cash flows provided by operating activities	$195,170
Add:
Capital expenditures (1)	(32,215)
Free cash flows	$162,955

(1) Defined as “Additions of property and equipment” in the Consolidated Statements of Cash Flows.

Reconciliation of selected GAAP-based measures to Non-GAAP-based measures for the three months ended March 31, 2022 (In thousands, except for per share data)
	Three Months Ended March 31, 2022
	GAAP-based Measures	GAAP-based Measures % of Total Revenue	Adjustments	Note	Non-GAAP-based Measures	Non-GAAP-based Measures % of Total Revenue
Cost of revenues
Cloud services and subscriptions	$136,020		$(1,268)	(1)	$134,752
Customer support	31,763		(501)	(1)	31,262
Professional service and other	56,693		(907)	(1)	55,786
Amortization of acquired technology-based intangible assets	46,564		(46,564)	(2)	—
GAAP-based gross profit and gross margin (%) /Non-GAAP-based gross profit and gross margin (%)	608,047	68.9%	49,240	(3)	657,287	74.5%
Operating expenses
Research and development	117,730		(4,350)	(1)	113,380
Sales and marketing	180,955		(5,761)	(1)	175,194
General and administrative	88,137		(3,961)	(1)	84,176
Amortization of acquired customer-based intangible assets	56,215		(56,215)	(2)	—
Special charges (recoveries)	11,031		(11,031)	(4)	—
GAAP-based income from operations / Non-GAAP-based income from operations	131,609		130,558	(5)	262,167
Other income (expense), net	24,392		(24,392)	(6)	—
Provision for income taxes	41,041		(9,971)	(7)	31,070
GAAP-based net income / Non-GAAP-based net income, attributable to OpenText	74,681		116,137	(8)	190,818
GAAP-based earnings per share / Non-GAAP-based earnings per share-diluted, attributable to OpenText	$0.28		$0.42	(8)	$0.70

(1)    Adjustment relates to the exclusion of share-based compensation expense from our Non-GAAP-based operating expenses as this expense is excluded from our internal analysis of operating results.
(2)    Adjustment relates to the exclusion of amortization expense from our Non-GAAP-based operating expenses as the timing and frequency of amortization expense is dependent on our acquisitions and is hence excluded from our internal analysis of operating results.
(3)    GAAP-based and Non-GAAP-based gross profit stated in dollars and gross margin stated as a percentage of total revenue.
(4)    Adjustment relates to the exclusion of special charges (recoveries) from our Non-GAAP-based operating expenses as special charges (recoveries) are generally incurred in the periods relevant to an acquisition and include certain charges or recoveries that are not indicative or related to continuing operations, and are therefore excluded from our internal analysis of operating results.
(5)    GAAP-based and Non-GAAP-based income from operations stated in dollars.
(6)    Adjustment relates to the exclusion of other income (expense) from our Non-GAAP-based operating expenses as other income (expense) generally relates to the transactional impact of foreign exchange and is generally not indicative or related to continuing operations and is therefore excluded from our internal analysis of operating results. Other income (expense) also includes our share of income (losses) from our holdings in investments as a limited partner. We do not actively trade equity securities in these privately held companies nor do we plan our ongoing operations based around any anticipated fundings or distributions from these investments. We exclude gains and losses on these investments as we do not believe they are reflective of our ongoing business and operating results.
(7)    Adjustment relates to differences between the GAAP-based tax provision rate of approximately 35% and a Non-GAAP-based tax rate of approximately 14%; these rate differences are due to the income tax effects of items that are excluded for the purpose of calculating Non-GAAP-based adjusted net income. Such excluded items include amortization, share-

based compensation, special charges (recoveries) and other income (expense), net. Also excluded are tax benefits/expense items unrelated to current period income such as changes in reserves for tax uncertainties and valuation allowance reserves, and “book to return” adjustments for tax return filings and tax assessments. Included is the amount of net tax benefits arising from the internal reorganization that occurred in Fiscal 2017 assumed to be allocable to the current period based on the forecasted utilization period. In arriving at our Non-GAAP-based tax rate of approximately 14%, we analyzed the individual adjusted expenses and took into consideration the impact of statutory tax rates from local jurisdictions incurring the expense.
(8)    Reconciliation of GAAP-based net income to Non-GAAP-based net income:

	Three Months Ended March 31, 2022
		Per share diluted
GAAP-based net income, attributable to OpenText	$74,681	$0.28
Add:
Amortization	102,779	0.38
Share-based compensation	16,748	0.06
Special charges (recoveries)	11,031	0.04
Other (income) expense, net	(24,392)	(0.09)
GAAP-based provision for income taxes	41,041	0.15
Non-GAAP-based provision for income taxes	(31,070)	(0.12)
Non-GAAP-based net income, attributable to OpenText	$190,818	$0.70

Reconciliation of Adjusted EBITDA

Three Months Ended March 31, 2022
GAAP-based net income, attributable to OpenText	$74,681
Add:
Provision for income taxes	41,041
Interest and other related expense, net	40,238
Amortization of acquired technology-based intangible assets	46,564
Amortization of acquired customer-based intangible assets	56,215
Depreciation	22,370
Share-based compensation	16,748
Special charges (recoveries)	11,031
Other (income) expense, net	(24,392)
Adjusted EBITDA	$284,496

GAAP-based net income margin	8.5%
Adjusted EBITDA margin	32.2%
Reconciliation of Free cash flows

Three Months Ended March 31, 2022
GAAP-based cash flows provided by operating activities	$323,557
Add:
Capital expenditures (1)	(17,590)
Free cash flows	$305,967

(1) Defined as “Additions of property and equipment” in the Consolidated Statements of Cash Flows.

Reconciliation of selected GAAP-based measures to Non-GAAP-based measures for the nine months ended March 31, 2022 (In thousands, except for per share data)
	Nine Months Ended March 31, 2022
	GAAP-based Measures	GAAP-based Measures % of Total Revenue	Adjustments	Note	Non-GAAP-based Measures	Non-GAAP-based Measures % of Total Revenue
Cost of revenues
Cloud services and subscriptions	$377,928		$(3,072)	(1)	$374,856
Customer support	90,914		(1,631)	(1)	89,283
Professional service and other	161,459		(2,275)	(1)	159,184
Amortization of acquired technology-based intangible assets	152,333		(152,333)	(2)	—
GAAP-based gross profit and gross margin (%) / Non-GAAP-based gross profit and gross margin (%)	1,797,850	69.4%	159,311	(3)	1,957,161	75.5%
Operating expenses
Research and development	321,517		(9,936)	(1)	311,581
Sales and marketing	491,133		(15,377)	(1)	475,756
General and administrative	231,127		(12,800)	(1)	218,327
Amortization of acquired customer-based intangible assets	160,764		(160,764)	(2)	—
Special charges (recoveries)	20,592		(20,592)	(4)	—
GAAP-based income from operations / Non-GAAP-based income from operations	507,182		378,780	(5)	885,962
Other income (expense), net	29,137		(29,137)	(6)	—
Provision for income taxes	123,757		(16,178)	(7)	107,579
GAAP-based net income / Non-GAAP-based net income, attributable to OpenText	294,894		365,821	(8)	660,715
GAAP-based earnings per share / Non-GAAP-based earnings per share-diluted, attributable to OpenText	$1.08		$1.35	(8)	$2.43

(1)    Adjustment relates to the exclusion of share-based compensation expense from our Non-GAAP-based operating expenses as this expense is excluded from our internal analysis of operating results.
(2)    Adjustment relates to the exclusion of amortization expense from our Non-GAAP-based operating expenses as the timing and frequency of amortization expense is dependent on our acquisitions and is hence excluded from our internal analysis of operating results.
(3)    GAAP-based and Non-GAAP-based gross profit stated in dollars and gross margin stated as a percentage of total revenue.
(4)    Adjustment relates to the exclusion of special charges (recoveries) from our Non-GAAP-based operating expenses as special charges (recoveries) are generally incurred in the periods relevant to an acquisition and include certain charges or recoveries that are not indicative or related to continuing operations, and are therefore excluded from our internal analysis of operating results.
(5)    GAAP-based and Non-GAAP-based income from operations stated in dollars.
(6)    Adjustment relates to the exclusion of other income (expense) from our Non-GAAP-based operating expenses as other income (expense) generally relates to the transactional impact of foreign exchange and is generally not indicative or related to continuing operations and is therefore excluded from our internal analysis of operating results. Other income (expense) also includes our share of income (losses) from our holdings in investments as a limited partner. We do not actively trade equity securities in these privately held companies nor do we plan our ongoing operations based around any anticipated fundings or distributions from these investments. We exclude gains and losses on these investments as we do not believe they are reflective of our ongoing business and operating results.
(7)    Adjustment relates to differences between the GAAP-based tax provision rate of approximately 30% and a Non-GAAP-based tax rate of approximately 14%; these rate differences are due to the income tax effects of items that are excluded for the purpose of calculating Non-GAAP-based adjusted net income. Such excluded items include amortization, share-

based compensation, special charges (recoveries) and other income (expense), net. Also excluded are tax benefits/expense items unrelated to current period income such as changes in reserves for tax uncertainties and valuation allowance reserves, and “book to return” adjustments for tax return filings and tax assessments. Included is the amount of net tax benefits arising from the internal reorganization that occurred in Fiscal 2017 assumed to be allocable to the current period based on the forecasted utilization period. In arriving at our Non-GAAP-based tax rate of approximately 14%, we analyzed the individual adjusted expenses and took into consideration the impact of statutory tax rates from local jurisdictions incurring the expense.

(8)    Reconciliation of GAAP-based net income to Non-GAAP-based net income:

	Nine Months Ended March 31, 2022
		Per share diluted
GAAP-based net income, attributable to OpenText	$294,894	$1.08
Add:
Amortization	313,097	1.15
Share-based compensation	45,091	0.17
Special charges (recoveries)	20,592	0.08
Other (income) expense, net	(29,137)	(0.11)
GAAP-based provision for income taxes	123,757	0.45
Non-GAAP-based provision for income taxes	(107,579)	(0.39)
Non-GAAP-based net income, attributable to OpenText	$660,715	$2.43
Reconciliation of Adjusted EBITDA

Nine Months Ended March 31, 2022
GAAP-based net income, attributable to OpenText	$294,894
Add:
Provision for income taxes	123,757
Interest and other related expense, net	117,538
Amortization of acquired technology-based intangible assets	152,333
Amortization of acquired customer-based intangible assets	160,764
Depreciation	65,535
Share-based compensation	45,091
Special charges (recoveries)	20,592
Other (income) expense, net	(29,137)
Adjusted EBITDA	$951,367

GAAP-based net income margin	11.4%
Adjusted EBITDA margin	36.7%
Reconciliation of Free cash flows

Nine Months Ended March 31, 2022
GAAP-based cash flows provided by operating activities	$729,870
Add:
Capital expenditures (1)	(54,937)
Free cash flows	$674,933

(1) Defined as “Additions of property and equipment” in the Consolidated Statements of Cash Flows.

(3)    The following tables provide a composition of our major currencies for revenue and expenses, expressed as a percentage, for the three and nine months ended March 31, 2023 and 2022:

	Three Months Ended March 31, 2023		Three Months Ended March 31, 2022
Currencies	% of Revenue	% of Expenses(1)	% of Revenue	% of Expenses(1)
EURO	21%	12%	21%	12%
GBP	5%	8%	5%	5%
CAD	3%	11%	3%	14%
USD	61%	50%	63%	53%
Other	10%	19%	8%	16%
Total	100%	100%	100%	100%

	Nine Months Ended March 31, 2023		Nine Months Ended March 31, 2022
Currencies	% of Revenue	% of Expenses(1)	% of Revenue	% of Expenses(1)
EURO	20%	12%	23%	13%
GBP	5%	6%	5%	6%
CAD	3%	12%	3%	14%
USD	63%	53%	61%	52%
Other	9%	17%	8%	15%
Total	100%	100%	100%	100%
(1) Expenses include all cost of revenues and operating expenses included within the Consolidated Statements of Income, except for amortization of intangible assets, share-based compensation and special charges (recoveries).